Exhibit 16.1



July 28, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Dispatch Management Services Corp. (copy attached), which we understand will be filed with the Commission pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 26, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP